AMENDMENT NO. 1 TO

INVESTMENT MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO INVESTMENT MANAGEMENT SERVICES AGREEMENT, dated as of February 28, 2011 (this “Amendment”), by and among Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, and Columbia Funds Variable Insurance Trust (the “Registrant”), a Massachusetts business trust, on behalf of its underlying series listed in Schedule A to the Investment Management Services Agreement, dated as of May 1, 2010, as amended from time to time (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, the parties have agreed to modify the fee rates payable under the Agreement for certain Funds, which modifications have previously been approved by the Registrant’s Board of Trustees and, when required, the Fund’s shareholders, and these fee changes will become effective on different dates; and

WHEREAS, the parties wish to modify Schedule A to reflect the new fee rates and the dates on which such fee rates will become effective;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT

1.1	Schedule A. Effective as of the date hereof, Schedule A to the Agreement shall be replaced with Schedule A hereto.

SECTION 2. MISCELLANEOUS.

2.1.	Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2.	Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4.	Notice. This Amendment is executed by an officer of the Registrant, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President

Schedule A

Effective as of May 1, 2010, except as otherwise noted

Fund	ADVISORY FEE RATES[1]
	Assets	Rate of Fee
Columbia Asset Allocation Fund, Variable Series*	First $1 billion	0.45%
	Next $500 million	0.40%
	In excess of $1.5 billion	0.35%
Columbia Federal Securities Fund, Variable Series	First $500 million	0.38%
	Next $500 million	0.33%
	Next $500 million	0.30%
	Next $1.5 billion	0.27%
	Next $3 billion	0.26%
	In excess of $6 billion	0.25%
Columbia International Fund, Variable Series	First $500 million	0.87%
	Next $500 million	0.82%
	Next $500 million	0.77%
	Next $1.5 billion	0.72%
	Next $3 billion	0.70%
	In excess of $6 billion	0.68%
Columbia Large Cap Growth Fund, Variable Series	First $1 billion	0.50%
	In excess of $1 billion	0.45%
Columbia Large Cap Value Fund, Variable Series	First $500 million	0.77%
	Next $500 million	0.72%
	Next $500 million	0.67%
	Next $1.5 billion	0.62%
	Next $3 billion	0.60%
	In excess of $6 billion	0.58%

1 Annual rates based on a percentage of the Fund’s average daily net assets.

Fund	ADVISORY FEE RATES[1]
	Assets	Rate of Fee
Columbia Mid Cap Value Fund, Variable Series	First $500 million	0.70%
	Next $500 million	0.65%
	In excess of $1.0 billion	0.60%

Columbia Money Market Fund, Variable Series	First $500 million	0.35%
	Next $500 million	0.30%
	In excess of $1 billion	0.25%

Columbia S&P 500 Index Fund, Variable Series	All assets	0.20%

Columbia Select Large Cap Growth Fund, Variable Series*	All assets	0.75%

Columbia Small Cap Value Fund, Variable Series*	First $500 million	0.80%
	Next $500 million	0.75%
	In excess of $1.0 billion	0.70%

Columbia Small Company Growth Fund, Variable Series*	First $1 billion	0.50%
	Next $500 million	0.45%
	In excess of $1.5 billion	0.40%

Columbia Strategic Income Fund, Variable Series*	First $500 million	0.60%
	Next $500 million	0.55%
	Next $500 million	0.52%
	In excess of $1.5 billion	0.49%

(1) Annual rates based on a percentage of the Fund’s average daily net assets.

*	Effective as of the dates indicated below, the fee rate(s) for the indicated Funds will be as set forth below:

Fund	Assets (in Millions)	Rate of Fee(1)	Effective Date
Columbia Asset Allocation Fund, Variable Series	Assets invested in underlying funds that pay an investment advisory fee to the Investment Manager.	0.000%	May 1, 2011

	Assets invested in securities (other than third-party advised mutual funds and funds that pay an investment advisory fee to the Investment Manager), including other funds advised by the Investment Manager that do not pay an investment advisory fee, exchange-traded funds, derivatives and individual securities.	0.550%

	Assets invested in non-exchange traded third-party advised mutual funds.	0.100%

Columbia Select Large Cap Growth Fund, Variable Series	$0 - $500	0.710%	May 1, 2011
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500 - $3,000	0.570%
	>$3,000 - $6,000	0.560%
	>$6,000	0.540%

Columbia Small Cap Value Fund, Variable Series	$0 - $500	0.790%	May 1, 2011
	>$500 - $1,000	0.745%
	>$1,000	0.700%

Columbia Small Company Growth Fund, Variable Series	$0 - $500	0.790%	May 1, 2011
	>$500 - $1,000	0.745%
	>$1,000	0.700%

Fund	Assets (in Millions)	Rate of Fee(1)	Effective Date
Columbia Strategic Income Fund, Variable Series	$0 - $500	0.530%	April 30, 2011
	>$500 - $1,000	0.525%
	>$1,000 - $2,000	0.515%
	>$2,000 - $3,000	0.495%
	>$3,000 - $6,000	0.480%
	>$6,000 - $7,500	0.455%
	>$7,500 - $9,000	0.440%
	>$9,000 - $10,000	0.431%
	>$10,000 - $15,000	0.419%
	>$15,000 - $20,000	0.409%
	>$20,000 - $24,000	0.393%
	>$24,000 - $50,000	0.374%
	>$50,000	0.353%

(1) Annual rates based on a percentage of the Fund’s average daily net assets.